NEWS RELEASE:
June 22, 2007
HARBINGER ALLOWS TENDER OFFER FOR OPENWAVE SHARES TO EXPIRE
New York, NY /PR Newswire/ Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P. (together, “Harbinger”) announced that it has allowed its tender offer for shares of common stock of Openwave Systems Inc. (“Openwave”) (NASDAQ: OPWV) to expire at the originally-scheduled expiration time of 12:00 Midnight, New York City time on Thursday, June 21, 2007 (the “Expiration Time”).
As of the Expiration Time, 27,980,640 shares of Openwave common stock (including pursuant to notices of guaranteed delivery) were validly tendered in the tender offer, or approximately 40% of the shares outstanding which are not owned by Harbinger or management and directors of Openwave. This was an insufficient number of shares to meet the minimum condition set forth in Harbinger’s tender offer documents. In addition, Openwave’s board didn’t take the necessary action to satisfy those conditions to the tender offer which were in its exclusive control. Therefore, Harbinger will not take up the shares tendered and will allow the tender offer to expire without extension. For further information please contact Taylor Rafferty at the number listed below.
IMPORTANT INFORMATION
This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any tender offer will be made only through an offer to purchase and related materials. In connection with the tender offer, Harbinger has filed a Tender Offer Statement on Schedule TO (containing an offer to purchase (as amended from time to time, the “Offer to Purchase”), a letter of transmittal and related materials) with the Securities and Exchange Commission on May 22, 2007. Investors and security holders of Openwave are advised to read the Schedule TO (as may be amended from time to time), the Offer to Purchase and other disclosure materials (collectively, the “Disclosure Materials”), when they are filed and become available, because these materials will contain important information. You should consider the information contained in the Disclosure Materials before making any decision about the tender offer or whether to tender your shares. Investors and security holders may obtain a free copy of the Disclosure Materials as well as any documents filed by Openwave with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. The Disclosure Materials may also be obtained from the information agent for the tender offer at no cost after the tender offer is commenced.
CAUTIONARY STATEMENTS
This press release contains “forward-looking statements”. Forward-looking statements made in this release are subject to risks and uncertainties. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “plans,” “anticipates,” “estimates,” “expects”, “intends”, “seeks” or similar expressions. In addition, any statements we may provide concerning future financial performance, ongoing business strategies or prospects, and possible future actions, including with respect to our strategy following completion of the Offer and our plans with respect to Openwave, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about Openwave, economic and market factors and the industry in which Openwave does business, among other things. You should not place undue reliance on forward-looking statements, which are based on current expectations, since, while Harbinger believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release. These statements are not guarantees of future performance. All forward-looking statements included in this press release are made as of the date hereof and, unless otherwise required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors.
For further information contact:
John W. McCullough
Vice President and Associate General Counsel
Harbert Management Corporation
Telephone: (205) 987-5576
E-mail: Jmccullough@harbert.net
or
John Dooley
Taylor Rafferty
Telephone: (212) 889-4350
Email: harbinger@taylor-rafferty.com